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                                                                   EXHIBIT 23(e)



                         CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of White Mountains Insurance Group, Inc. (formerly "Fund American Enterprises Holdings, Inc."), pertaining to the Folksamerica Holding Company 401(K) Savings and Investment Plan of our report dated June 18, 1999 with respect to the financial statements of Folksamerica Holding Company 401(K) Savings and Investment Plan as of December 31, 1998 and 1997 and for the years then ended, and the related supplemental schedules as of December 31, 1998 and for the year then ended.

                                             /s/ PricewaterhouseCoopers LLP

New York, New York
July 9, 1999